Exhibit 10.5

 Sempra Energy

2013 Long-Term Incentive Plan

(As Amended and Restated Effective December 15, 2015)

Contents

Article 1.  Establishment, Purpose, and Duration
Article 2.  Definitions
Article 3.  Administration
Article 4.  Shares Subject to This Plan and Maximum Awards
Article 5.  Eligibility and Participation
Article 6.  Stock Options
Article 7.  Stock Appreciation Rights
Article 8.  Restricted Stock and Restricted Stock Units
Article 9.  Stock Payment Awards
Article 10.  Dividend Equivalent Awards
Article 11.  Cash-Based Awards
Article 12.  Transferability of Awards
Article 13.  Performance Measures
Article 14.  Beneficiary Designation
Article 15.  Rights of Participants
Article 16.  Change in Control
Article 17.  Amendment, Modification, Suspension, and Terminations
Article 18.  Withholding
Article 19.  Successors
Article 20.  General Provisions

Sempra Energy
2013 Long-Term Incentive Plan

Article 1.  Establishment, Purpose, and Duration

1.1          Establishment.  Sempra Energy, a California corporation, has established an incentive compensation plan to be known as the Sempra Energy 2013 Long-Term Incentive Plan (the “Plan”), as set forth in this document. This Plan was previously approved by the Board of Directors of Sempra Energy and the shareholders of the Sempra Energy.  This Plan became effective on May 10, 2013 (the “Effective Date”) and shall remain in effect as provided in Section 1.3 hereof.

This Plan permits the grant of Nonqualified Stock Options, Incentive Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Stock Payment Awards, Dividend Equivalent Awards and Cash-Based Awards.

The following provisions constitute an amendment, restatement, and continuation of the Plan as of December 15, 2015 (the “Approval Date”), the date the Board of Directors of Sempra Energy approved this amendment and restatement.

1.2          Purpose of This Plan.  The purpose of this Plan is to provide compensation awards to Employees and Directors of the Company and its Subsidiaries that align the interests of such Employees and Directors with the interests of the Company and its shareholders.  A further purpose of this Plan is to permit the Company and its Subsidiaries to attract and retain Employees or Directors and to provide Employees and Directors with an opportunity to acquire an equity interest in the Company.

1.3          Duration of This Plan.  Unless sooner terminated as provided herein, this Plan shall terminate ten (10) years from the date of shareholder approval of this Plan.  After this Plan is terminated, no Awards may be granted but Awards previously granted shall remain outstanding in accordance with their applicable terms and conditions and this Plan’s terms and conditions.

1.4          Prior Plans.  No further grants shall be made under the Prior Plans, as defined in Article 2, from and after the Effective Date of this Plan.

Article 2.  Definitions

Whenever used in this Plan, the following terms shall have the meanings set forth below, and when the meaning is intended, the initial letter of the word shall be capitalized.

2.1	“Affiliate” has the meaning set forth in Rule 12b-2 promulgated under the Exchange Act.

2.2	“Annual Award Limit” or “Annual Award Limits” have the meaning set forth in Section 4.3.

2.3
“Award” means, individually or collectively, a grant under this Plan of Nonqualified Stock Options, Incentive Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Stock Payment Awards, Dividend Equivalent Awards or Cash-Based Awards, in each case subject to the terms of this Plan.

2.4
“Award Agreement” means either: (a) a written agreement entered into by the Company and a Participant setting forth the terms and provisions applicable to an Award granted under this Plan, or (b) a written statement issued by the Company to a Participant setting forth the terms and provisions of such Award, including any amendment or modification thereof.  The Committee may provide for the use of electronic, Internet, or other non-paper Award Agreements, and the use of electronic, Internet, or other non-paper means for the acceptance thereof and actions thereunder by a Participant.

2.5	“Beneficial Owner” or “Beneficial Ownership” shall have the meaning ascribed to such terms in Rule 13d-3 of the General Rules and Regulations under the Exchange Act.

2.6	“Board” or “Board of Directors” means the Board of Directors of the Company.

2.7	“Cash-Based Award” means an Award, settled in cash, granted under Article 11.

2.8
“Cause” shall mean, unless otherwise specified in an applicable employment or severance agreement, change in control severance agreement, change in control severance plan or Award Agreement,  (i) the willful and continued failure by a Participant to substantially perform the Participant’s duties with the Company (other than any such failure resulting from the Participant’s incapacity due to physical or mental illness) or any such actual or anticipated failure after the issuance of a notice of termination for Good Reason by the Participant and/or (ii) the Participant’s commission of one or more acts of moral turpitude that constitute a violation of applicable law (including but not limited to a felony) which have or result in an adverse effect on the Company, monetarily or otherwise, or one or more significant acts of dishonesty.  For purposes of clause (i) of this Section 2.8, no act, or failure to act, on the Participant’s part shall be deemed “willful” unless done, or omitted to be done, by the Participant not in good faith and without reasonable belief that the Participant’s act, or failure to act, was in the best interests of the Company.  Notwithstanding the foregoing, the Participant shall not be deemed terminated for Cause pursuant to clause (i) of this Section 2.8 unless and until the Participant shall have been provided with reasonable notice of and, if possible, a reasonable opportunity to cure the facts and circumstances claimed to provide a basis for termination of the Participant’s employment for Cause.

2.9
 “Change in Control” shall mean a change in the ownership of the Company, a change in the effective control of the Company, or a change in the ownership of a substantial portion of assets of the Company (each, as defined in subsection (a) below), except as otherwise provided in subsections (b), (c) and (d) below:

(a)(i)
a “change in the ownership of the Company” occurs on the date that any one person, or more than one person acting as a group, acquires ownership of stock of the Company that, together with stock held by such person or group, constitutes more than fifty percent (50%) of the total Fair Market Value or total voting power of the stock of the Company,

(ii)	a “change in the effective control of the Company” occurs only on either of the following dates:

(A)
the date any one person, or more than one person acting as a group, acquires (or has acquired during the twelve (12) month period ending on the date of the most recent acquisition by such person or persons) ownership of stock of the Company possessing thirty percent (30%) or more of the total voting power of the stock of the Company, or

(B)
the date a majority of the members of the Board is replaced during any twelve (12) month period by directors whose appointment or election is not endorsed by a majority of the members of the Board before the date of appointment or election, and

(iii)
a “change in the ownership of a substantial portion of assets of the Company” occurs on the date any one person, or more than one person acting as a group, acquires (or has acquired during the twelve (12) month period ending on the date of the most recent acquisition by such person or persons) assets from the Company that have a total gross fair market value equal to or more than eighty-five percent (85%) of the total gross fair market value of all of the assets of the Company immediately before such acquisition or acquisitions.

(b)	A “change in the ownership of the Company” or “a change in the effective control of the Company” shall not occur under clause (a)(i) or (a)(ii) by reason of any of the following:

(i)	an acquisition of ownership of stock of the Company directly from the Company or its Affiliates other than in connection with the acquisition by the Company or its Affiliates of a business,

(ii)
a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof), in combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of the Company, at least sixty percent (60%) of the combined voting power of the securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation, or

(iii)
a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including the securities beneficially owned by such Person any securities acquired directly from the Company or its Affiliates other than in connection with the acquisition by the Company or its Affiliates of a business) representing twenty percent (20%) or more of the combined voting power of the Company’s then outstanding securities.

(c)
A “change in the ownership of a substantial portion of assets of the Company” shall not occur under clause (a)(iii) by reason of a sale or disposition by the Company of the assets of the Company to an entity, at least sixty percent (60%) of the combined voting power of the voting securities of which are owned by shareholders of the Company in substantially the same proportions as their ownership of the Company immediately prior to such sale.

(d)
This definition of “Change in Control” shall be limited to the definition of a “change in control event” relating to the Company under Treasury Regulation Section 1.409A-3(i)(5).  A “Change in Control” shall only occur if there is a “change in control event” relating to the Company under Treasury Regulation Section 1.409A-3(i)(5) with respect to the applicable Participant.

2.10
 “Code” means the U.S. Internal Revenue Code of 1986, as amended from time to time.  For purposes of this Plan, references to sections of the Code shall be deemed to include references to any applicable regulations thereunder and any successor or similar provision.

2.11
“Committee” means the Compensation Committee of the Board or a subcommittee thereof, or any other committee designated by the Board to administer this Plan.  The members of the Committee shall be appointed from time to time by and shall serve at the discretion of the Board.  The Committee shall consist solely of two or more Directors, each of whom shall qualify as both an “outside director” for purposes of Code Section 162(m) and a “non-employee director” as defined in Rule 16b-3 promulgated under the Exchange Act.

2.12	“Company” means Sempra Energy, a California corporation, and any successor thereto as provided in Article 19 herein.

2.13	“Covered Employee” means any Employee who is or may become a “covered employee,” as defined in the regulations promulgated under Code Section 162(m).

2.14	“Director” means any individual who is a member of the Board of Directors of the Company.

2.15	“Disability” has the meaning set forth in the long-term disability plan maintained by the employer of the applicable Participant or a successor entity to such employer.

2.16	“Dividend Equivalent” means a right to receive Shares, or cash, granted to a Participant pursuant to Article 10.

2.17	“Effective Date” has the meaning set forth in Section 1.1.

2.18	“Eligible Individual” means any individual eligible to participate in this Plan, as set forth in Article 5.

2.19	“Employee” means any officer or other employee (as defined in accordance with Code Section 3401(c)) of the Company or any Subsidiary.

2.20
“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, or any successor act thereto.  For purposes of this Plan, references to sections of the Exchange Act shall be deemed to include references to any applicable regulations thereunder and any successor or similar provision.

2.21	“Fair Market Value” or “FMV” means, as of any date, the value of a Share determined as follows:

(a)
if Shares are listed on any established stock exchange (such as the New York Stock Exchange, the NASDAQ Global Market and the NASDAQ Global Select Market) or any national market system, including without limitation any market system of The NASDAQ Stock Market, LLC, the value of a Share shall be the closing sales price for a Share as quoted on the principal exchange or system on which Shares are listed for such date (or, if there is no closing sales price for a Share on the date in question, the closing sales price for a Share on the next preceding trading day for which such information exists), as reported in The Wall Street Journal or such other source as the Board or the Committee deems reliable;

(b)
if Shares are regularly quoted by a recognized securities dealer but closing sales prices are not reported, the value of a Share shall be the mean of the high bid and low asked prices for such date (or, if there are no high bid and low asked prices for a Share on the date in question, the high bid and low asked prices for a Share on the next preceding trading day for which such information exists), as reported in The Wall Street Journal or such other source as the Board or the Committee deems reliable; or

(c)
if Shares are neither listed on an established stock exchange or a national market system nor regularly quoted by a recognized securities dealer, the value of a Share for such date, as established by the Board or the Committee in good faith.

(d)
For purposes of any Nonqualified Stock Option or SAR that is intended to be exempt from Code Section 409A pursuant to Treasury Regulation Section 1.409A-1(b)(5), FMV shall be not less than the fair market value of a Share determined in accordance with the requirements of Treasury Regulation Section 1.409A-1(b)(5)(iv).

2.22
“Good Reason” shall mean, unless otherwise specified in an applicable employment or severance agreement, change in control severance agreement, change in control severance plan or Award Agreement, the occurrence of any of the following without the prior written consent of the Participant, unless such act or failure to act is corrected by the Company prior to the date of termination specified in a Participant’s notice of termination (which notice of termination must be provided to the Company within one hundred eighty (180) days of the act or failure to act that the Participant alleges to constitute Good Reason and shall identify a date of termination that in no event shall be less than fifteen (15) days nor more than sixty (60) days after the date such notice of termination is given):

(a)	an adverse change in the Participant’s title, authority, duties, responsibilities or reporting lines as in effect immediately prior to the Change in Control;

(b)
a reduction by the Company in the Participant’s aggregate annualized compensation opportunities, except for across-the-board reductions in base salaries, annual bonus opportunities or long-term incentive compensation opportunities of less than ten percent (10%) similarly affecting all similarly situated employees (both of the Company and of any Person then in control of the Company) of comparable rank with the Participant; or the failure by the Company to continue in effect any material benefit plan in which the Participant participates immediately prior to the Change in Control, unless an equitable arrangement (embodied in an ongoing substitute or alternative plan) has been made with respect to such plan, or the failure by the Company to continue the Participant’s participation therein (or in such substitute or alternative plan) on a basis not materially less favorable, both in terms of the amount of benefits provided and the level of the Participant’s participation relative to other participants, as existed at the time of the Change in Control;

(c)
the relocation of the Participant’s principal place of employment immediately prior to the consummation of the Change in Control (the “Principal Location”) to a location which is both further away from the Participant’s residence and more than thirty (30) miles from such Principal Location, or the Company’s requiring the Participant to be based anywhere other than such Principal Location (or permitted relocation thereof), or a substantial increase in the Participant’s business travel obligations outside of the general area of the Principal Location as of the date of consummation of a Change in Control, other than any such increase that (A) arises in connection with extraordinary business activities of the Company of limited duration and (B) is understood not to be part of the Participant’s regular duties with the Company;

(d)
the failure by the Company to pay to the Participant any portion of the Participant’s current compensation and benefits or any portion of an installment of deferred compensation under any deferred compensation program of the Company within thirty (30) days of the date such compensation is due, accounting for any six-month delay in payment as required to comply with Section 409A of the Code;

(e)
any purported termination of the Participant’s employment that is not effected pursuant to a notice of termination that sets forth in reasonable detail the facts and circumstances for such termination;

(f)
the failure by the Company to provide any indemnification and/or D&O insurance protection that it is required to be provided to the Participant under any agreement between the Company and the Participant; or

(g)	the failure by the Company to comply with any material provision of any material agreement between the Company and the Participant.

For purposes of this Section 2.22, a Participant’s determination that an act or failure to act constitutes Good Reason shall be presumed to be valid unless such determination is deemed to be unreasonable by the finder of fact pursuant to the dispute resolution procedure described in Section 16.4 hereof.  The Participant’s right to terminate the Participant’s employment for Good Reason shall not be affected by the Participant’s incapacity due to physical or mental illness.  The Participant’s continued employment shall not constitute consent to, or a waiver of rights with respect to, any act or failure to act constituting Good Reason hereunder.

2.23	“Grant Date” means the date an Award is granted to a Participant pursuant to the Plan.

2.24
“Incentive Stock Option” or “ISO” means a stock option granted under Article 6 to an Employee that satisfies the requirements of Code Section 422, or any successor provision, and that is designated as an “Incentive Stock Option.”

2.25	“Nonemployee Director” means a Director who is not an Employee.

2.26
“Nonemployee Director Award” means any NQSO, SAR, or other Award granted, whether singly, in combination, or in tandem, to a Participant who is a Nonemployee Director pursuant to such applicable terms, conditions, and limitations as the Board may establish in accordance with this Plan.

2.27
“Nonqualified Stock Option” or “NQSO” means a stock option that does not meet the requirements of Code Section 422, or that is designated as a “Nonqualified Stock Option.”  A stock option that is designated as a “Nonqualified Stock Option” shall not be treated as an incentive stock option under Code Section 422.

2.28	“Option” means an Incentive Stock Option or a Nonqualified Stock Option, as described in Article 6.

2.29	“Option Price” means the price at which a Share may be purchased by a Participant pursuant to an Option.

2.30	“Participant” means any Eligible Individual to whom an Award is granted.

2.31
“Performance-Based Compensation” means compensation under an Award that is intended to satisfy the requirements for qualified performance-based compensation under Code Section 162(m) paid to Covered Employees.

2.32
“Performance Measures” means measures as described in Article 11 on which the performance goals are based and which are approved by the Company’s shareholders pursuant to this Plan in order to qualify Awards as Performance-Based Compensation.

2.33
“Performance Period” means the period of time during which the performance goals must be met in order to determine the degree of exercisability, vesting, distribution or payment with respect to an Award.

2.34
“Period of Restriction” means the period when Restricted Stock or Restricted Stock Units are subject to a substantial risk of forfeiture (based on the performance of services, the achievement of performance goals, or upon the occurrence of other events as determined by the Committee, in its sole discretion), as provided in Article 8.

2.35	“Person” shall have the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, including a “group” as defined in Section 13(d) thereof.

2.36	“Plan” means the Sempra Energy 2013 Long-Term Incentive Plan, as amended from time to time.

2.37	“Plan Year” means the calendar year.

2.38
“Prior Plans” means, collectively, the Sempra Energy 2008 Long-Term Incentive Plan, the 2008 Long-Term Incentive Plan for EnergySouth, Inc. Employees and other Eligible Individuals, the Sempra Energy 1998 Long Term Incentive Plan, the Sempra Energy 1998 Non-Employee Directors’ Stock Plan, and the Sempra Energy Employee Stock Incentive Plan, in each case, as amended from time to time.

2.39	“Restricted Stock” means Shares awarded to a Participant pursuant to Article 8 that are subject to restrictions and may be subject to forfeiture or repurchase.

2.40	“Restricted Stock Unit” means a right to receive Shares, or cash, granted to a Participant pursuant to Article 8.

2.41	“Retirement” means a Participant’s termination of employment at age 55 or older with five (5) years or more years of continuous service with the Company and its Subsidiaries.

2.42	“Rule 16b-3” means Rule 16b-3 of the General Rules and Regulations under the Exchange Act, as such Rule may be amended from time to time.

2.43	“SAR Grant Price” means the per Share price established for a SAR pursuant to Article 7, used to determine whether there is any payment due upon exercise of the SAR.

2.44	“Share” means a share of common stock of the Company, no par value per share.

2.45	“Stock Appreciation Right” or “SAR” means a stock appreciation right granted to a Participant pursuant to Article 7.

2.46	“Stock Payment Award” means a grant of Shares, or a right to receive Shares, granted to a Participant pursuant to Article 9.

2.47
“Subsidiary” means:  (a) any corporation or other entity (other than the Company), whether domestic or foreign, in which the Company has or obtains, directly or indirectly, a proprietary interest of more than fifty percent (50%) by reason of stock ownership or otherwise, or (b) any corporation or other entity (including, but not limited to, a partnership or a limited liability company), that is affiliated with the Company through stock or equity ownership or otherwise, and is designated as a Subsidiary for purposes of this Plan by the Committee.

2.48
“Subsidiary Corporation” shall mean any corporation in an unbroken chain of corporations beginning with the Company if each of the corporations other than the last corporation in the unbroken chain then owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

2.49
“Ten Percent Shareholder” or “10% Shareholder” means the owner of stock (as determined under Code Section 424(d)) possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company, or any parent corporation (as defined in Code Section 424(e)) of the Company or any Subsidiary Corporation.

Article 3.  Administration

3.1    General.  The Committee shall be responsible for administering this Plan, subject to this Article 3 and the other provisions of this Plan.  The Committee may employ attorneys, consultants, accountants, agents, and other individuals, any of whom may be an Employee and the Committee, the Company, and its officers and Directors shall be entitled to rely upon the advice, opinions, or valuations of any such individuals.  No member of the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any grant made hereunder.  Determinations by the Committee under this Plan need not be uniform and may be made selectively among Participants.  All actions taken and all interpretations and determinations made by the Committee shall be final, conclusive and binding upon the Participants, the Company, and all other interested parties. For the avoidance of doubt, a Participant’s determination that an act or failure to act constitutes Good Reason shall be presumed to be valid unless such determination is deemed to be unreasonable by the finder of fact pursuant to the dispute resolution procedure described in Section 16.4 hereof.

3.2          Authority of the Committee.  The Committee shall have full and exclusive discretionary power to interpret the terms and the intent of this Plan and any Award Agreement or other agreement or document ancillary to or in connection with this Plan, to determine eligibility for Awards, and to adopt such rules, regulations, forms, instruments, and guidelines for administering this Plan as the Committee may deem necessary or proper.  Such authority shall include, but not be limited to, selecting Award recipients, establishing all Award terms and conditions, including the terms and conditions set forth in Award Agreements, granting Awards in lieu of, or in satisfaction of, compensation earned or to be paid under other compensation plans or agreements of the Company or any Subsidiary, construing any provision of the Plan or any Award Agreement, and, subject to Article 16, adopting modifications and amendments to this Plan or any Award Agreement, including without limitation, any that are necessary to comply with the laws of the countries and other jurisdictions in which the Company and/or its Subsidiaries operate.

3.3          Delegation.  This Committee may delegate to one or more of its members or to one or more officers of the Company and/or its Subsidiaries, or to one or more agents or advisors such administrative duties or powers as it may deem advisable, and the Committee or any individuals to whom it has delegated duties or powers as aforesaid may employ one or more individuals to render advice with respect to any responsibility the Committee or such individuals may have under this Plan.  The Committee may authorize one or more officers of the Company to do one or both of the following on the same basis as can the Committee, to the extent permitted by applicable law:  (a) designate Employees to be recipients of Awards, and (b) determine the size of any such Awards; provided, however, that:  (i) the Committee shall not delegate such responsibilities to any such officer for Awards granted to an Employee who is subject to the reporting rules as promulgated in accordance with Section 16 of the Exchange Act; and (ii) the officer(s) shall report periodically to the Committee regarding the nature and scope of the Awards granted pursuant to the authority delegated.

3.4    Nonemployee Director Awards.  The Board shall be responsible for administering this Plan with respect to Awards to Nonemployee Directors, subject to the provisions of this Plan.  With respect to the administration of the Plan as it relates to Awards granted to Nonemployee Directors, references in this Plan to the “Committee” shall refer to the Board.

Article 4.  Shares Subject to This Plan and Maximum Awards

4.1          Number of Shares Available for Awards.  Subject to adjustment as provided in Section 4.4 herein:

(a)	The maximum number of Shares available for issuance to Participants under this Plan (the “Share Authorization”) shall be the sum of:

(i)	Five Million Nine Hundred Thousand (5,900,000) Shares (the “Initial Authorized Shares”), plus

(ii)
the number of Shares not issued or subject to outstanding awards under (a) the Sempra Energy 2008 Long-Term Incentive Plan and (b) the 2008 Long-Term Incentive Plan for EnergySouth, Inc. Employees and other Eligible Individuals, in each case as of the Effective Date, plus

(iii)
the number of Shares subject to outstanding awards as of the Effective Date under the Prior Plans that on or after the Effective Date cease for any reason to be subject to such awards (other than the vested and nonforfeitable Shares that are issued pursuant to such awards and are not withheld or surrendered in satisfaction of the exercise price or taxes relating to such awards) (the “Cancelled Prior Award Shares”).

(b)	The maximum number of Shares of the Share Authorization that may be issued pursuant to ISOs under this Plan shall be Five Million Nine Hundred Thousand (5,900,000) Shares.

4.2          Share Usage.  Any Shares related to Awards under this Plan which terminate by expiration, forfeiture, cancellation, or otherwise, without the issuance of such Shares, shall be available again for grant under this Plan. Shares withheld or surrendered in satisfaction of the exercise price or taxes relating to an award under this Plan shall not constitute shares issued to Participants and shall be available for grant under this Plan; provided that in no event for Option and SAR grants made on or after the Approval Date shall shares withheld or surrendered in payment of the exercise price of an option or SAR or to satisfy tax withholding liabilities arising from the exercise or settlement of an option or SAR be available again for grant under this Plan.    Furthermore, if a SAR is exercised and settled in Shares under this Plan, the difference between the total Shares exercised and the net Shares delivered shall be available again for grant under this Plan, with the result being that only the number of Shares issued upon exercise of a SAR will be counted against the Shares available; provided, however, that  for SAR grants made on or after the Approval Date, upon stock settlement of SARs, the gross number of SARs originally granted shall be counted as issued for purposes of determining whether the shares authorization has been reached, regardless of the number of SARs actually issued upon such stock settlement. Notwithstanding anything to the contrary in this Section 4.2, the full number of Shares subject to an Option, SAR or other Award shall be counted for purposes of determining compliance with the Annual Award Limits set forth in Section 4.3.  The payment of dividend equivalents in cash in conjunction with any outstanding Award shall not be counted against the Shares available for issuance under the Plan.  Notwithstanding the provisions of this Section 4.2, no Shares may again be optioned, granted or awarded if such action would cause an Incentive Stock Option to fail to qualify as an incentive stock option under Code Section 422.

4.3          Annual Award Limits.  The following limits (each an “Annual Award Limit,” and collectively, “Annual Award Limits”), as adjusted pursuant to Section 4.4, shall apply to grants of Awards under this Plan:

(a)
Awards (other than Option, SAR and Cash-Based Awards).  The maximum aggregate number of Shares subject to Restricted Stock, Restricted Stock Units, Stock Payment Awards and Dividend Equivalent Awards granted in any Plan Year to any Participant other than a Nonemployee Director shall be Five Hundred Thousand (500,000).

(b)
Option and SAR Awards.  The maximum aggregate number of Shares subject to Option and SAR Awards granted in any Plan Year to any Participant other than a Nonemployee Director shall be Five Hundred Thousand (500,000).

(c)
Cash-Based Awards: The maximum aggregate amount awarded with respect to Cash-Based Awards to any Participant other than a Nonemployee Director in any Plan Year shall be Ten Million dollars ($10,000,000).

(d)
Nonemployee Director Awards.  The maximum number of Shares subject to Options, SAR Awards, Restricted Stock, Restricted Stock Units, Stock Payment Awards and Dividend Equivalent Awards granted in any Plan Year to any Participant who is a Nonemployee Director shall be Fifteen Thousand (15,000).  The maximum aggregate amount awarded with respect to Cash-Based Awards to any Participant who is a Nonemployee Director in any Plan Year shall be Five Hundred Thousand dollars ($500,000).

4.4          Adjustments in Authorized Shares.  In the event of any corporate event or transaction (including, but not limited to, a change in the Shares or the capitalization of the Company) such as a merger, consolidation, reorganization, recapitalization, separation, partial or complete liquidation, stock dividend, special cash dividend, stock split, reverse stock split, split up, spin-off, or other distribution of stock or property of the Company, combination of Shares, exchange of Shares, dividend in-kind, or other like change in capital structure, number of outstanding Shares or distribution (other than normal cash dividends) to shareholders of the Company, or any similar corporate event or transaction, the Committee shall, in order to prevent dilution or enlargement of Participants’ rights under this Plan and outstanding awards, substitute or adjust, as applicable, the number and kind of Shares (or other securities) that may be issued under this Plan or under particular forms of Awards, the number and kind of Shares (or other securities) subject to outstanding Awards, the Option Price or SAR Grant Price applicable to outstanding Awards, the Annual Award Limits and the terms and conditions of outstanding Awards.  Notwithstanding anything herein to the contrary, the Committee may not take any such action as described in this Section 4.4 that would cause an Award that is otherwise exempt from Code Section 409A to become subject to Code Section 409A, or cause an Award that is subject to the requirements of Code Section 409A to fail to comply with such requirements, or cause an Award that is Performance-Based Compensation to fail to satisfy the requirements for qualified performance-based compensation under Code Section 162(m).  The determination of the Committee as to the foregoing adjustments, if any, shall be final, conclusive and binding on the Company and all Participants and other parties having any interest in an Award under this Plan.

Subject to the provisions of Article 17 and notwithstanding anything else herein to the contrary, without affecting the number of Shares reserved or available hereunder, the Committee may authorize the grant of substitute Awards under this Plan in connection with any merger, consolidation, acquisition of property or stock, or reorganization upon such terms and conditions as it may deem appropriate, subject to compliance with the rules under Code Sections 162(m), 409A, 422, and 424, as and where applicable.

Article 5.  Eligibility and Participation

5.1          Eligibility.  Individuals eligible to participate in this Plan include all Employees and Directors.

5.2          Actual Participation.  Subject to the provisions of this Plan, the Committee may, from time to time, select from all Eligible Individuals, those to whom Awards shall be granted and shall determine, in its sole discretion, the nature of, any and all terms permissible by law, and the amount of each Award.

Article 6.  Stock Options

6.1          Grant of Options.  Subject to the terms and conditions of this Plan, Options may be granted to any Eligible Individual in such number, and upon such terms, and at any time and from time to time as shall be determined by the Committee, in its sole discretion; provided that ISOs may be granted only to Employees of the Company or any Subsidiary Corporation.

6.2          Stock Option Agreement.  Each Option grant shall be evidenced by an Award Agreement that shall specify the Option Price, the maximum duration of the Option, the number of Shares to which the Option pertains, the conditions upon which an Option shall become vested and exercisable, the extent to which the Participant shall have the right to exercise the Option following termination of the Participant’s employment with or provision of services to the Company and/or its Subsidiaries, and such other provisions as the Committee shall determine which are not inconsistent with the terms of this Plan.  The Award Agreement also shall specify whether the Option is intended to be an ISO or a NQSO.

6.3          Option Price.  The Option Price for each grant of an Option under this Plan shall be determined by the Committee in its sole discretion and shall be specified in the Award Agreement; provided, however, the Option Price must be at least equal to one hundred percent (100%) of the FMV of the Shares as determined on the Grant Date.

6.4          Term of Options.  Each Option granted to a Participant shall expire at such time as the Committee shall determine at the time of grant; provided, however, no Option shall be exercisable on or after the tenth (10th) anniversary date of its grant.

6.5          Exercise of Options.  Options granted under this Article 6 shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall in each instance approve, which terms and restrictions need not be the same for each grant or for each Participant.  On the expiration date of any outstanding, vested Option, if the aggregate Fair Market Value of the Shares subject to the unexercised Option exceeds the aggregate exercise price of the unexercised Option by at least $50.00, such Option shall automatically be exercised at the Fair Market Value of a Share on such day, with the number of Shares, less the number of Shares withheld to pay the exercise price and taxes, delivered to the Participant, provided that such Option shall not be so exercised if the Option Price equals or exceeds the Fair Market Value of a Share on such day.

6.6          Payment.  Options granted under this Article 6 shall be exercised by the delivery of a notice of exercise to the Company or an agent designated by the Company in a form specified or accepted by the Committee, or by complying with any alternative procedures which may be authorized by the Committee, setting forth the number of Shares with respect to which the Option is to be exercised, accompanied by full payment for the Shares.

A condition of the issuance of the Shares as to which an Option shall be exercised shall be the payment of the Option Price.  The Option Price of any Option shall be payable to the Company in full, in cash or its equivalent or by a cashless (broker-assisted) exercise (with such cashless exercise to be subject to any terms and conditions as the Committee may impose, in its sole direction), or under such other methods as are authorized by the Committee, in its sole discretion, including, without limitation: (a) by tendering (either by actual delivery or attestation) previously acquired Shares having an aggregate Fair Market Value at the time of exercise equal to the Option Price; (b) by surrendering Shares then issuable upon exercise of the Option having an aggregate Fair Market Value at the time of exercise equal to the Option Price; or (c) by a combination of the foregoing, subject to such terms and conditions as the Committee, in its sole discretion, may impose; provided, however, that in the case of an ISO, the payment methods shall be set forth in the Award Agreement.

Subject to any governing rules or regulations, as soon as practicable after receipt of written notification of exercise and full payment (including satisfaction of any applicable tax withholding), the Company shall deliver to the Participant evidence of book entry Shares, or upon the Participant’s request, Share certificates in an appropriate amount based upon the number of Shares purchased under the Option.

Unless otherwise determined by the Committee, all payments under all of the methods indicated above shall be paid in United States dollars.

6.7          Restrictions.  The Committee may impose such restrictions on any Shares acquired pursuant to the exercise of an Option granted under this Article 6 as it may deem advisable, including, without limitation, minimum holding period requirements, restrictions under the policies of the Company or any Subsidiary, restrictions under applicable federal, state and foreign laws or under the requirements of any stock exchange or market upon which such Shares are then listed and/or traded.

6.8          Termination of Employment. Each Participant’s Award Agreement shall set forth the extent to which the Participant shall have the right to exercise the Option following termination of the Participant’s employment with or provision of services to the Company and/or its Subsidiaries, as the case may be.  Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with each Participant, need not be uniform among all Options issued pursuant to this Plan, and may reflect distinctions based on the reasons for termination.

6.9          Notification of Disqualifying Disposition.  If any Participant shall make any disposition of Shares issued pursuant to the exercise of an ISO under the circumstances described in Code Section 421(b) (relating to certain disqualifying dispositions), such Participant shall notify the Company of such disposition within ten (10) days thereof.

6.10       10% Shareholder.  If any Employee to whom an Incentive Stock Option is granted is a 10% Shareholder, then the Option Price shall be at least equal to one hundred ten percent (110%) of the FMV of the Shares as determined on the Grant Date and the term of the Option shall not exceed five (5) years measured from the Grant Date.

6.11      $100,000 Limitation.  To the extent that the aggregate fair market value of Shares and other stock with respect to which Incentive Stock Options or other “incentive stock options” (within the meaning of Code Section 422, but without regard to Code Section 422(d)) granted under the Plan and all other plans of the Company and any Subsidiary Corporation or any parent corporation thereof (as defined in code Section 424(e)) are exercisable for the first time by a Participant during any calendar year exceeds $100,000, the Incentive Stock Options or other “incentive stock options” shall be treated as Nonqualified Stock Options to the extent required by Code Section 422.  The rule set forth in the preceding sentence shall be applied by taking Incentive Stock Options and other “incentive stock options” into account in the order in which they were granted.  For purposes of this Section 6.11, the fair market value of shares or other stock shall be determined as of the time the Incentive Stock Option or other “incentive stock options” with respect to such shares or other stock is granted.

Article 7.  Stock Appreciation Rights

7.1          Grant of SARs.  Subject to the terms and conditions of this Plan, SARs may be granted to Eligible Individuals at any time and from time to time as shall be determined by the Committee.

Subject to the terms and conditions of this Plan, the Committee shall have complete discretion in determining the number of SARs granted to each Participant and in determining the terms and conditions pertaining to such SARs which are not inconsistent with the terms of this Plan.

The SAR Grant Price for each grant of a SAR shall be determined by the Committee and shall be specified in the Award Agreement; provided, however, the SAR Grant Price must be at least equal to one hundred percent (100%) of the FMV of the Shares as determined on the Grant Date.

7.2          SAR Agreement.  Each SAR Award shall be evidenced by an Award Agreement that shall specify the SAR Grant Price, the term of the SAR, the number of Shares to which the SAR pertains, the form of the SAR payout, the conditions upon which any SAR shall become vested and exercisable, the extent to which the Participant shall have the right to exercise the SAR following termination of the Participant’s employment with or provision of services to the Company and/or its Subsidiaries and such other provisions as the Committee shall determine which are not inconsistent with the terms of this Plan.

7.3          Term of SAR.  Each SAR granted to a Participant shall expire at such time as the Committee shall determine at the time of grant; provided, however, no SAR shall be exercisable on or after the tenth (10th) anniversary date of its grant.

7.4          Exercise of SARs.  SARs granted under this Article 7 shall be exercised at such times and be subject to such restrictions and conditions as the Committee shall in each instance approve, which terms and restrictions need not be the same for each grant or for each Participant.

7.5          Settlement of SARs.  Upon the exercise of a SAR, a Participant shall be entitled to receive payment from the Company in an amount determined by multiplying:

(a)	The excess of the Fair Market Value of a Share on the date of exercise over the SAR Grant Price; by

(b)	The number of Shares with respect to which the SAR is exercised.

At the discretion of the Committee, the payment upon SAR exercise may be in cash, Shares, or any combination thereof.  The Committee’s determination regarding the form of SAR payout shall be set forth in the Award Agreement pertaining to the grant of the SAR.

7.6          Termination of Employment.  Each Participant’s Award Agreement shall set forth the extent to which the Participant shall have the right to exercise the SAR following termination of the Participant’s employment with or provision of services to the Company and/or its Subsidiaries, as the case may be.  Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with each Participant, need not be uniform among all SARs issued pursuant to this Plan, and may reflect distinctions based on the reasons for termination.

7.7          Restrictions.  The Committee may impose such restrictions on any Shares acquired pursuant to the exercise of a SAR granted under this Article 7 as it may deem advisable, including, without limitation, minimum holding period requirements, restrictions under applicable federal, state and foreign securities laws or under the requirements of any stock exchange or market upon which such Shares are then listed and/or traded.

Article 8.  Restricted Stock and Restricted Stock Units

8.1          Grant of Restricted Stock or Restricted Stock Units.  Subject to the terms and conditions of this Plan, the Committee, at any time and from time to time, may grant Shares of Restricted Stock and/or Restricted Stock Units to Participants in such number of Shares as the Committee shall determine.  Restricted Stock Units shall be similar to Restricted Stock except that no Shares are issued to the Participant on the Grant Date and any Shares that are to be issued shall be issued to the Participant after the Grant Date, subject to the terms and conditions of the Award.

8.2          Restricted Stock or Restricted Stock Unit Agreement.  Each Restricted Stock or Restricted Stock Unit grant shall be evidenced by an Award Agreement that shall specify the Period(s) of Restriction, the number of Shares of Restricted Stock or the number of Restricted Stock Units granted, the extent to which the Participant shall have the right to retain Restricted Stock and/or Restricted Stock Units following termination of the Participant’s employment with or provision of services to the Company and/or its Subsidiaries, and such other provisions as the Committee shall determine which are not inconsistent with the terms of this Plan.

8.3          Restrictions.  The Committee shall impose such other conditions and/or restrictions on any Shares of Restricted Stock or Restricted Stock Units granted pursuant to this Plan as it may deem advisable including, without limitation, a requirement that Participants pay a stipulated purchase price for each Share of Restricted Stock or each Restricted Stock Unit, restrictions based upon the achievement of specific performance goals, service-based restrictions on vesting following the attainment of the performance goals, service-based restrictions, and/or restrictions under applicable laws or under the requirements of any stock exchange or market upon which such Shares are listed or traded, or holding requirements or sale restrictions placed on the Shares by the Company upon vesting of such Restricted Stock or Restricted Stock Units.

To the extent deemed appropriate by the Committee, the Company may retain the certificates representing Shares of Restricted Stock in the Company’s possession until such time as all conditions and/or restrictions applicable to such Shares have been satisfied or lapse.

Except as otherwise provided in this Article 8, Shares of Restricted Stock subject to each Restricted Stock Award shall become freely transferable by the Participant after all conditions and restrictions applicable to such Shares have been satisfied or lapse (including satisfaction of any applicable tax withholding obligations), and Restricted Stock Units shall be paid in cash, Shares, or a combination of cash and Shares as the Committee, in its sole discretion, shall determine.

8.4          Certificate Legend.  In addition to any legends placed on certificates pursuant to Section 8.3, each certificate representing Shares of Restricted Stock granted pursuant to this Plan may bear a legend such as the following or as otherwise determined by the Committee in its sole discretion:

THE SHARES OF STOCK REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS UPON TRANSFER AND FORFEITURE OR REPURCHASE PROVISIONS SET FORTH IN THE SEMPRA ENERGY 2013 LONG-TERM INCENTIVE PLAN, AND IN THE ASSOCIATED AWARD AGREEMENT BETWEEN THE HOLDER OF THE SHARES AND SEMPRA ENERGY, A COPY OF EACH OF WHICH IS ON FILE AT THE PRINCIPAL OFFICE OF SEMPRA ENERGY.

8.5          Voting Rights.  Unless otherwise determined by the Committee in its sole discretion, during the Period of Restriction, Participants holding Shares of Restricted Stock granted hereunder shall be granted the right to exercise full voting rights with respect to those Shares.  A Participant shall have no voting rights with respect to any Restricted Stock Units granted hereunder.

8.6          Dividends and Other Distributions.  Unless otherwise determined by the Committee in its sole discretion, during the Period of Restriction, Participants holding Shares of Restricted Stock granted hereunder shall be credited with dividends paid with respect to the underlying Shares while they are so held in a manner determined by the Committee, in its sole discretion.  The Committee may apply any restrictions to the dividends that the Committee deems appropriate.  The Committee, in its sole discretion, may determine the form of payment of dividends, including cash, Shares, or Restricted Stock.  Notwithstanding anything to the contrary in this Section 8.6, any dividends that become payable with respect to Shares of Restricted Stock that remain subject to performance vesting conditions shall be subject to the same performance vesting conditions as apply to the underlying Shares of Restricted Stock.

8.7          Termination of Employment.  Each Award Agreement shall set forth the extent to which the Participant shall have the right to retain Restricted Stock and/or Restricted Stock Units following termination of the Participant’s employment with or provision of services to the Company and/or its Subsidiaries, as the case may be.  Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with each Participant, need not be uniform among all Shares of Restricted Stock or Restricted Stock Units issued pursuant to this Plan, and may reflect distinctions based on the reasons for termination.

8.8          Section 83(b) Election.  The Committee may provide in an Award Agreement that the Award of Restricted Stock is conditioned upon the Participant making or refraining from making an election with respect to the Award under Code Section 83(b).  If a Participant makes an election pursuant to Code Section 83(b) concerning a Restricted Stock Award, the Participant shall be required to file promptly a copy of such election with the Company.

Article 9.  Stock Payment Awards

9.1          Grant of Stock Payment Awards.  Subject to the terms and provisions of this Plan, the Committee, at any time and from time to time, may grant Stock Payment Awards to Participants in such number of Shares as the Committee shall determine.  A Stock Payment Award shall provide for:  (a) the distribution of Shares to the Participant on the Grant Date; or (b) the distribution of Shares, or the payment of cash, after the Grant Date, in each case, subject to the terms and conditions of such Award.  A Stock Payment Award that provides for a deferred distribution of Shares shall specify the dates or events upon which the Shares shall be distributed and such other terms and conditions as the Committee determines.

9.2          Stock Payment Award Agreement.  Each Stock Payment Award shall be evidenced by an Award Agreement that shall specify the number of Shares granted, the extent to which the Participant shall have the right to retain the Stock Payment Award evidenced thereby following termination of the Participant’s employment with or provision of services to the Company and/or its Subsidiaries, and such other provisions as the Committee shall determine which are not inconsistent with the terms of this Plan.

9.3          Form and Timing of Distribution or Payment of Stock Payment Awards.  Distribution of the Shares pursuant to Stock Payment Awards shall be as determined by the Committee and as evidenced in the Award Agreement.  Subject to the terms of this Plan, (a) a Stock Payment Award distributed on the Grant Date shall be distributed in the form of Shares, and (b) in the case of a Stock Payment Award that is distributed or paid after the Grant Date, the Committee, in its sole discretion, may distribute or pay such Stock Payment Award in the form of cash or in Shares (or in a combination thereof); provided that any cash paid in lieu of Shares in settlement of any such Stock Payment Award (or portion thereof) shall be equal to the Fair Market Value of such Shares, as determined as of the date of payment.  Any Shares issued pursuant to Stock Payment Awards may be granted subject to any restrictions deemed appropriate by the Committee.

9.4          Termination of Employment.  Each Award Agreement shall set forth the extent to which the Participant shall have the right to retain the Stock Payment Award evidenced thereby following termination of the Participant’s employment with or provision of services to the Company and/or its Subsidiaries, as the case may be.  Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with each Participant, need not be uniform among all Stock Payment Awards issued pursuant to this Plan, and may reflect distinctions based on the reasons for termination.

9.5          Voting Rights.  A Participant shall have no voting rights with respect to a Stock Payment Award granted hereunder until the Shares subject to the Award have been distributed to the Participant.

Article 10.  Dividend Equivalent Awards

10.1          Grant of Dividend Equivalent Awards.  Subject to the terms and provisions of this Plan, the Committee, at any time and from time to time, may grant Dividend Equivalent Awards to Participants with respect to:  (a) the Shares subject to another Award, or (b) such number of Shares as the Committee shall specify.  A Dividend Equivalent Award shall represent the right to receive Shares, or cash, determined based on the dividends that a Participant would have received, had the Participant held the number of Shares subject to such other Award, or the number of Shares specified by the Committee, for all or any portion of the period from the Grant Date of the Dividend Equivalent Award to the date of the exercise, vesting, distribution or expiration of such other Award, as determined by the Committee, or the date specified under the Dividend Equivalent Award, and, to the extent such Divided Equivalents are not distributed or paid currently, assuming that the dividends were reinvested in Shares (and any dividends on such Shares were reinvested in Shares) during such period.  The dividends shall be deemed reinvested in Shares in the manner specified under the terms of the Award.

10.2          Dividend Equivalent Award Agreement.  Each Dividend Equivalent Award shall be evidenced by an Award Agreement that shall designate the other Award to which such Dividend Equivalent Award relates, or shall specify the number of Shares with respect to which dividends shall be determined, the form of payout with respect to the Dividend Equivalent Award, the extent to which the Participant shall have the right to retain the Dividend Equivalent Award evidenced thereby following termination of the Participant’s employment with or provision of services to the Company and/or its Subsidiaries, and such other provisions as the Committee shall determine which are not inconsistent with the terms of this Plan.

10.3          Form and Timing of Distribution or Payment of Dividend Equivalent Awards.  Distribution or payment of the Shares, or payment of the cash value of the Shares, earned pursuant to Dividend Equivalent Awards shall be as determined by the Committee and as evidenced in the Award Agreement.  Subject to the terms of this Plan, the Committee, in its sole discretion, may determine whether the Dividend Equivalents under an Award shall be distributed or paid as dividends or Shares are paid, or distributed or paid on a deferred basis.  Subject to the terms of this Plan, the Committee, in its sole discretion, may distribute or pay any earned portion of a Dividend Equivalent Award in the form of cash or in Shares (or in a combination thereof); provided that any cash paid in lieu of Shares in settlement of any Dividend Equivalent Award (or portion thereof) shall be equal to the Fair Market Value of such Shares, determined as of the date of payment.  Any Shares issued pursuant to Dividend Equivalent Awards may be granted subject to any restrictions deemed appropriate by the Committee.  The determination of the Committee with respect to the form of payout of such Awards shall be set forth in the Award Agreement pertaining to the grant of the Award. Notwithstanding anything to the contrary in this Section 10.3, any Dividend Equivalent Awards that are made with respect to an outstanding Award that is subject to performance vesting conditions shall vest and become payable subject to the performance vesting conditions as apply to the underlying Award.

10.4          Termination of Employment.  Each Award Agreement shall set forth the extent to which the Participant shall have the right to retain the Dividend Equivalent Award evidenced thereby following termination of the Participant’s employment with or provision of services to the Company and/or its Subsidiaries, as the case may be.  Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with each Participant, need not be uniform among all Dividend Equivalent Awards issued pursuant to this Plan, and may reflect distinctions based on the reasons for termination.

Article 11.  Cash-Based Awards

11.1          Grant of Cash-Based Awards.  Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant Cash-Based Awards to Participants in such dollar amounts as the Committee may determine.

11.2          Cash-Based Award Agreement.  Each Cash-Based Award shall be evidenced by an Award Agreement that shall specify the payment amount or amounts, the performance goals, the Performance Period, the time and form of payment,  the extent to which the Participant shall have the right to receive payment under any Cash-Based Award following termination of the Participant’s employment with or provision of services to the Company and/or its Subsidiaries, and such other provisions as the Committee shall determine which are not inconsistent with the terms of this Plan.

11.3          Value of Cash-Based Awards.  Each Cash-Based Award shall specify a payment amount or amounts as determined by the Committee.  The Committee may establish performance goals in its sole discretion.  If the Committee exercises its discretion to establish performance goals, the value of Cash-Based Awards that will be paid out to the Participant will depend on the extent to which the performance goals are met.

11.4          Payment of Cash-Based Awards.  Payment, if any, with respect to a Cash-Based Award shall be made in accordance with the terms of the Award, in cash.

11.5          Termination of Employment.  The Committee shall determine the extent to which the Participant shall have the right to receive payment under any Cash-Based Award following termination of the Participant’s employment with or provision of services to the Company and/or its Subsidiaries, as the case may be.  Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with each Participant, need not be uniform among all Awards of Cash-Based Awards issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination.

Article 12.  Transferability of Awards

12.1          Transferability of Incentive Stock Options.  No ISO (or Award that results in a deferral of compensation as defined in Code Section 409A) granted under this Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution.  Further, all ISOs granted to a Participant shall be exercisable during his or her lifetime only by such Participant.

12.2        All Other Awards.  Except as otherwise provided in a Participant’s Award Agreement or otherwise determined at any time by the Committee, no Award granted under this Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution; provided that the Board or Committee may permit further transferability, on a general or a specific basis, and may impose conditions and limitations on any permitted transferability, but in no event may an Award be transferred for value (as defined in the General Instructions to Form S-8 registration statement under the Securities Act of 1933, as amended from time to time).  Further, except as otherwise provided in a Participant’s Award Agreement or otherwise determined at any time by the Committee, or unless the Board or Committee decides to permit further transferability, all Awards (other than ISOs) granted to a Participant under this Plan shall be exercisable during his or her lifetime only by such Participant.  With respect to those Awards (other than ISOs), if any, that are permitted to be transferred to another individual, references in this Plan to exercise or payment related to such Awards by or to the Participant shall be deemed to include, as determined by the Committee, the Participant’s permitted transferee.

Article 13.  Performance Measures

13.1          Performance Measures. The performance goals upon which the exercisability, vesting, distribution or payment of an Award to a Covered Employee that is intended to qualify as Performance-Based Compensation shall be limited to one or more of the following Performance Measures:

(a)	Net revenue;
(b)	Net earnings (before or after taxes);
(c)	Operating earnings or income;
(d)	Absolute and/or relative return on assets, capital, invested capital, equity, sales, or revenue;
(e)	Earnings per share;
(f)	Cash flow (including, but not limited to, operating cash flow, free cash flow, cash flow return on equity, and cash flow return on investment);
(g)	Net operating profits;
(h)	Earnings before or after any one or more of taxes, interest, depreciation, and amortization;
(i)	Earnings growth;
(j)	Gross, operating, or net margins;
(k)	Revenue growth;
(l)	Book value per share;
(m)	Stock price or shareholder return;
(n)	Economic value added;
(o)	Customer satisfaction;
(p)	Market share;
(q)	Working capital;
(r)	Productivity ratios;
(s)	Operating goals (including, but not limited to, safety, reliability, maintenance expenses, capital expenses, customer satisfaction, operating efficiency, and employee satisfaction); and
(t)	Performance relative to one or more peer companies or one or more operating units, divisions, acquired businesses, minority investments, partnerships or joint ventures thereof.

Any Performance Measure may be used to measure the performance of the Company and/or any Subsidiary, as a whole or any business unit of the Company and/or any Subsidiary, or any combination thereof, as the Committee may deem appropriate, or any of the above Performance Measures as compared to the performance of a group of comparable companies, or published or special index that the Committee, in its sole discretion, deems appropriate, or the Company may select the Performance Measures in subsection (m) above as compared to various stock market indices.  The Committee also has the authority to provide for accelerated vesting of any Award based on the achievement of performance goals pursuant to the Performance Measures specified in this Article 13.

13.2          Performance Goals.  The Committee shall, within the time prescribed by Code Section 162(m), designate the performance goal or goals with respect to any Award that is intended to qualify as Performance-Based Compensation.  Each such performance goal shall define the objectively determinable manner of calculating the extent to which the performance goals for a Performance Period have been achieved.  The Committee may provide in any Award that any performance goal may include or exclude objectively determinable adjustments, including for any one or more of the following events that occur during a Performance Period: (a) asset write-downs; (b) litigation or claim judgments or settlements; (c) the effect of changes in tax laws, accounting principles, or other laws or provisions affecting reported results; (d) any reorganization and restructuring programs; (e) extraordinary nonrecurring items as described in Financial Accounting Standards Board, Accounting Standards Codification Subtopic 225-20-45; (f) acquisitions or divestitures; and (g) foreign exchange gains and losses.  To the extent such adjustments apply to the performance goals of Awards to Covered Employees, they shall be prescribed in a form and at a time that meets the requirements of Code Section 162(m) for deductibility.

13.3          Adjustment of Performance-Based Compensation.  Awards that are intended to qualify as Performance-Based Compensation may not be adjusted upward.  The Committee may retain the discretion to adjust such Awards downward, either on a formula or discretionary basis or any combination, as the Committee determines.

13.4          Committee Discretion.  In the event that the Committee determines that it is advisable to grant Awards that shall not qualify as Performance-Based Compensation, the Committee may make such grants without satisfying the requirements of Code Section 162(m) and base vesting on Performance Measures other than those set forth in Section 13.1.

Article 14.  Beneficiary Designation

Each Participant under this Plan may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under this Plan is to be paid in case of his death before he receives any or all of such benefit.  Each such designation shall revoke all prior designations by the same Participant, shall be in a form prescribed by the Committee, and will be effective only when filed by the Participant in writing with the Company during the Participant’s lifetime.  In the absence of any such beneficiary designation, benefits remaining unpaid or rights remaining unexercised at the Participant’s death shall be paid to or exercised by the Participant’s executor, administrator, or legal representative.

Article 15.  Rights of Participants

15.1          Employment.  Nothing in this Plan or an Award Agreement shall interfere with or limit in any way the right of the Company and/or its Subsidiaries to terminate any Participant’s employment or service on the Board or to the Company or any Subsidiary at any time or for any reason not prohibited by law, nor confer upon any Participant any right to continue his employment or service as a Director for any specified period of time.

Neither an Award nor any benefits arising under this Plan shall constitute an employment contract with the Company and/or its Subsidiaries and, accordingly, subject to Articles 3 and 16, this Plan and the benefits hereunder may be terminated at any time in the sole and exclusive discretion of the Committee without giving rise to any liability on the part of the Company and/or its Subsidiaries.

15.2          Participation.  No individual shall have the right to be selected to receive an Award under this Plan, or, having been so selected, to be selected to receive a future Award.

15.3          Rights as a Shareholder.  Except as otherwise provided herein, a Participant shall have none of the rights of a shareholder with respect to Shares covered by any Award until the date a certificate has been delivered to the Participant or book entries evidencing such Shares have been recorded by the Company or its transfer agent.

Article 16.  Change in Control

Notwithstanding any other provision of this Plan to the contrary, the provisions of this Article 16 shall apply in the event of a Change in Control, unless otherwise determined by the Committee in connection with the grant of an Award as reflected in the applicable Award Agreement, or as provided in an individual severance or employment agreement to which a Participant is a party.

16.1          Upon a Change in Control, each then-outstanding Award may be adjusted or substituted in accordance with Section 4.4 (subject to the limitations set forth therein) with an award that meets the criteria set forth in this Section 16.1 (each, a “Replacement Award,” and each adjusted or substituted Award, a “Replaced Award”).  An adjusted or substituted award meets the conditions of this Section 16.1 (and hence qualifies as a Replacement Award) if (a) it is of the same type (e.g., stock option for Option, restricted stock for Restricted Stock, restricted stock unit for Restricted Stock Unit, etc.) as the Replaced Award, (b) it has a value at least equal to the value of the Replaced Award, (c) it relates to publicly traded equity securities of the Company or its successor in the Change in Control or another entity that is affiliated with the Company or its successor following the Change in Control, (d) if the Participant holding the Replaced Award is subject to U.S. federal income tax under the Code, the tax consequences to such Participant under the Code of the Replacement Award are not less favorable to such Participant than the tax consequences of the Replaced Award, and (e) its other terms and conditions are not less favorable to the Participant holding the Replaced Award than the terms and conditions of the Replaced Award (including the provisions that would apply in the event of a subsequent Change in Control).  Without limiting the generality of the foregoing, the Replacement Award may take the form of a continuation of the Replaced Award if the requirements of the preceding sentence are satisfied. The determination of whether the conditions of this Section 16.1 are satisfied will be made by the Committee, as constituted immediately before the Change in Control, in its sole discretion.  Without limiting the generality of the foregoing, the Committee may determine the value of Awards and Replacement Awards that are stock options by reference to either their intrinsic value or their fair value.

16.2          In the event that a Participant does not receive a Replacement Award that meets the conditions set forth in Section 16.1 with respect to any of his or her outstanding Awards upon a Change in Control, each such outstanding Award will become fully vested and exercisable (as applicable) and any restrictions applicable to such Award will lapse, with any applicable performance goals deemed to have been achieved at the greater of target level as of the date of such vesting or the actual performance level had the performance period ended on the date of the Change in Control.  For the avoidance of doubt, if all Awards hereunder are terminated without any Replacement Awards, then the Company  or its successor in the Change in Control may terminate all Awards whose exercise price is less than or equal to the value per Share realized in connection with the Change in Control (without any consideration therefor).

16.3          If a Participant terminates his or her employment for Good Reason, the Participant is involuntarily terminated for reasons other than for Cause, or the Participant’s employment terminates due to the Participant’s death, Disability or Retirement during the three year period commencing on the date of a Change in Control, then (A) all Replacement Awards held by the Participant will become fully vested and, if applicable, exercisable and free of restrictions (with any applicable performance goals deemed to have been achieved at a target level as of the date of such vesting), and (B) all Options and Stock Appreciation Rights held by the Participant immediately before such termination of employment that the Participant also held as of the date of the Change in Control or that constitute Replacement Awards will remain exercisable for not less than three years following such termination of employment or until the expiration of the stated term of such Option or Stock Appreciation Rights, whichever period is shorter (provided, however, that if the applicable Award Agreement provides for a longer period of exercisability, that provision will control).

16.4          Unless a Participant is subject to a dispute resolution provision in an individual agreement (other than an Award Agreement) to which a Participant and the Company or any of its Affiliates are parties, any disagreement, dispute, controversy or claim arising out of or relating to the existence of Cause or Good Reason shall be settled pursuant to the dispute resolution provision set forth in the Participant’s applicable Award Agreement(s).

16.5          No action shall be taken under this Article 16 which shall cause an Award to fail to comply with Code Section 409A or the Treasury Regulations thereunder, to the extent applicable to such Award.  In addition, if an Award is subject to Code Section 409A, Article 16 of the Plan will be applicable only to extent specifically provided in the Award Agreement and permitted pursuant to Section 20.12 of the Plan.

Article 17.  Amendment, Modification, Suspension, and Termination

17.1          Amendment, Modification, Suspension, and Termination.  Subject to Section 17.2, the Board or Committee may, at any time and from time to time, alter, amend, modify, suspend, or terminate this Plan and any Award Agreement in whole or in part; provided, however, that without the prior approval of the Company’s shareholders, Options or SARs granted under this Plan will not be repriced, replaced, or regranted through cancellation, or by reducing the Option Price of a previously granted Option or the SAR Grant Price of a previously granted SAR, nor will any outstanding Option or SAR having an exercise price per Share less than the then current FMV be purchased for cash or other consideration, and no amendment of this Plan shall be made without shareholder approval if (a) such amendment would increase the maximum number of Shares available for issuance to Participants under this Plan (except as otherwise permitted under Section 4.4), or (b) shareholder approval is required by law, regulation, or stock exchange rule, including, but not limited to, the Exchange Act, the Code, and if applicable, the New York Stock Exchange Listed Company Manual.

17.2          Awards Previously Granted.  Notwithstanding any other provision of this Plan to the contrary (other than Section 17.3), no termination, amendment, suspension, or modification of this Plan or an Award Agreement shall adversely affect in any material way any Award previously granted under this Plan without the written consent of the Participant holding such Award.

17.3          Amendment to Conform to Law.  Notwithstanding any other provision of this Plan to the contrary, the Board or the Committee may amend the Plan or an Award Agreement pursuant to the following:

(a)
The Board or the Committee may amend the Plan or an Award Agreement to take effect retroactively or otherwise, as deemed necessary or advisable for the purpose of conforming the Plan or an Award Agreement to any present or future law relating to plans of this or similar nature, and to the administrative regulations and rulings promulgated thereunder.  By accepting an Award under this Plan, a Participant agrees to any amendment made pursuant to this Section 17.3 to any Award granted under the Plan without further consideration or action.

(b)
The Board or the Committee may amend the Plan or an Award Agreement to (i) exempt the Award from the requirements of Code Section 409A or preserve the intended tax treatment of the benefits provided with respect to the Award, or (ii) comply with the requirements of Section 409A of the Code and the Treasury Regulations and other interpretive guidance thereunder.

Article 18.  Withholding

18.1          Tax Withholding.  The Company shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company, the minimum amount necessary to satisfy federal, state, local and foreign taxes required by law or regulation to be withheld with respect to any taxable event relating to an Award.

18.2          Share Withholding.  With respect to withholding required upon the exercise of Options or SARs, upon the lapse of restrictions on Restricted Stock and Restricted Stock Units, or upon the achievement of performance goals related to Awards, or any other taxable event arising as a result of an Award granted hereunder, Participants may elect to satisfy the withholding requirement, in whole or in part, by having the Company withhold Shares  and/or Restricted Stock Units having a Fair Market Value on the date the tax is to be determined equal to the minimum amount necessary to satisfy the federal, state, local and foreign taxes required by law or regulation to be withheld with respect to such transaction.  All such elections shall be irrevocable and, with respect to elections made by any Participant other than an “officer” within the meaning of Rule 16a-1 promulgated under the Exchange Act, such elections may be subject to any restrictions or limitations that the Committee may impose.

Article 19.  Successors

All obligations of the Company under this Plan with respect to Awards granted hereunder shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

Article 20.  General Provisions

20.1          Legend.  The certificates for Shares may include any legend which the Committee deems appropriate to reflect any restrictions on transfer of such Shares.

20.2          Gender and Number.  Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine, the plural shall include the singular, and the singular shall include the plural.

20.3          Severability. In the event any provision of this Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of this Plan, and this Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

20.4          Requirements of Law. The granting of Awards and the issuance of Shares under this Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

20.5          Delivery of Title. The Company shall have no obligation to issue or deliver evidence of title for Shares issued under this Plan prior to:

(a)	Obtaining any approvals from governmental agencies that the Company determines are necessary or advisable; and

(b)
Completion of any registration or qualification of the Shares under any applicable federal, state or foreign law or ruling of any governmental body that the Company determines to be necessary or advisable.

20.6          Inability to Obtain Authority. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance or sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

20.7          Investment Representations. The Committee may require any individual receiving Shares pursuant to an Award under this Plan to represent and warrant in writing that the individual is acquiring the Shares for investment and without any present intention to sell or distribute such Shares.

20.8          Employees Based Outside of the United States.  Notwithstanding any provision of this Plan to the contrary, in order to comply with the laws and/or practices in other countries in which the Company and its Subsidiaries operate or have Employees or Directors or to enact provisions desirable for administration or necessary to obtain favorable tax or accounting treatment in such other countries, the Committee, in its sole discretion, shall have the power and authority to: (i) determine which Subsidiaries shall be covered by this Plan; (ii) determine which Employees or Directors outside the United States are eligible to participate in this Plan; (iii) subject to Section 17.2, modify the terms and conditions of any Award granted to Employees or Directors outside the United States; (iv) establish subplans and modify exercise procedures, in each case with respect to Employees and Directors outside of the United States (any such subplans and/or modifications shall be attached to this Plan as appendices), provided, however, that no such subplans and/or modifications shall increase the share limitations contained in Article 4, except as otherwise permitted under Section 4.4; and (v) take any action, before or after an Award is made to an Employee or Director outside of the United States, that it deems advisable to obtain approval or comply with any necessary local governmental regulatory exemptions, approvals or practices.  Notwithstanding the foregoing, the Committee may not take any actions hereunder, and no Awards shall be granted (and the Company shall have no obligation to deliver any Shares), that would violate the Exchange Act, the Code, any applicable federal, state or foreign securities law or governing statute or any other applicable law.

20.9             Uncertificated Shares.  To the extent that this Plan provides for issuance of certificates to reflect the transfer of Shares, the transfer of such Shares may be effected on a noncertificated basis, to the extent not prohibited by applicable law or the rules of any stock exchange.

20.10           Unfunded Plan. Participants shall have no right, title, or interest whatsoever in or to any investments that the Company and/or its Subsidiaries may make to aid it in meeting its obligations under this Plan.  Nothing contained in this Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Company and any Participant, beneficiary, legal representative, or any other individual.  To the extent that any individual acquires a right to receive payments from the Company and/or its Subsidiaries under this Plan, such right shall be no greater than the right of an unsecured general creditor of the Company or a Subsidiary, as the case may be.  All payments to be made hereunder shall be paid from the general funds of the Company or a Subsidiary, as the case may be, and no special or separate fund shall be established and no segregation of assets shall be made to assure payment of such amounts.

20.11           Retirement and Welfare Plans.  Neither Awards made under this Plan nor Shares or cash paid pursuant to such Awards, may be included as “compensation” for purposes of computing the benefits payable to any Participant under the Company’s or any Subsidiary’s retirement plans (both qualified and non-qualified) or welfare benefit plans unless such other plan expressly provides that such compensation shall be taken into account in computing a Participant’s benefit.

20.12           Code Section 409A.  It is intended that any Award made under this Plan that results in the deferral of compensation (as defined under Code Section 409A) complies with the requirements of Code Section 409A.

(a)
To the extent applicable, the Plan and any Award Agreement shall be interpreted in accordance with Code Section 409A and the Treasury Regulations and other guidance promulgated thereunder, including, without limitation, any such regulations or other guidance that may be issued after the Effective Date. For purposes of the foregoing, with respect to any Award that results in a deferral of compensation as defined in Code Section 409A and that is subject to settlement or payment upon a Participant’s termination of employment shall be settled or paid, as applicable, only if such termination of employment qualifies as a separation from service within the meaning of Code Section 409A.

(b)
Neither a Participant nor any of a Participant’s creditors or beneficiaries will have the right to subject any Award that results in a deferral of compensation as defined in Code Section 409A to any anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment, or garnishment.  Except as permitted under Code Section 409A, any Award that results in a deferral of compensation as defined in Code Section 409A may not be reduced by, or offset against, any amount owing by a Participant to the Company or any of its affiliates.

(c)
If, at the time of a Participant’s separation from service (within the meaning of Code Section 409A), (i) the Participant is a specified employee (within the meaning of Code Section 409A and using the identification methodology selected by the Company from time to time) and (ii) the Company makes a good faith determination that an amount payable hereunder constitutes deferred compensation (within the meaning of Code Section 409A), the payment of which is required to be delayed pursuant to the six-month delay rule set forth in Code Section 409A in order to avoid taxes or penalties under Code Section 409A, then the Company will not pay such amount on the otherwise scheduled payment date but, unless otherwise provided in the Award Agreement, will instead pay it on the first business day of the seventh month after such separation from service.

(d)
The time or schedule of payment with respect to any Award that results in the deferral of compensation may be accelerated as permitted by Treasury Regulation Section 1.409A-3(j)(4)(ii) to the extent necessary to fulfill a domestic relations order as defined in Section 414(p)(1)(B) of the Code.

(e)
Notwithstanding any provision of the Plan and grants hereunder to the contrary, in light of the uncertainty with respect to the proper application of Code Section 409A, the Company reserves the right to make amendments to the Plan and grants hereunder as the Company deems necessary or desirable to avoid the imposition of taxes or penalties under Code Section 409A.  In any case, a Participant is solely responsible and liable for the satisfaction of all taxes and penalties that may be imposed on a Participant or for a Participant’s account in connection with the Plan and grants hereunder (including any taxes and penalties under Code Section 409A), and neither the Company nor any of its affiliates have any obligation to indemnify or otherwise hold a Participant harmless from any or all of such taxes or penalties.

20.13           Nonexclusivity of this Plan.  The adoption of this Plan shall not be construed as creating any limitations on the power of the Board or Committee to adopt such other compensation arrangements as it may deem desirable for any Participant.

20.14           No Constraint on Corporate Action.  Nothing in this Plan shall be construed to: (a) limit, impair, or otherwise affect the Company’s or a Subsidiary’s right or power to make adjustments, reclassifications, reorganizations, or changes of its capital or business structure, or to merge or consolidate, or dissolve, liquidate, sell, or transfer all or any part of its business or assets; or (b) limit the right or power of the Company or a Subsidiary to take any action which such entity deems to be necessary or appropriate.

20.15           Governing Law; Exclusive Jurisdiction and Venue.  The Plan and each Award Agreement shall be governed by the laws of the State of California, excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of this Plan to the substantive law of another jurisdiction.  Unless otherwise provided in the Award Agreement, recipients of an Award under this Plan are deemed to submit to the exclusive jurisdiction and venue of the federal or state courts of California, to resolve any and all issues that may arise out of or relate to this Plan or any Award Agreement.